Exhibit 3.11

Entity #: 3906088
Date Filed: 09/17/2009
Pedro A. Cortes
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number
Certificate of Organization Domestic Limited Liability Company (15 Pa.C.S. § 8913)

Name			Document will be returned to the name and address you enter to the left.
Carl F. Staiger, Esquire
Address
c/o Esquire Assist – Counter Pickup
City	State	Zip Code

In compliance with the requirements of 15 Pa.C,S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
RICE DRILLING C LLC

2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street                     City                 State                 Zip                         County

171 Hillpointe Drive, Suite 301 Canonsburg Pennsylvania 15317 Washington (b) Name of Commercial Registered Office Provider County c/o: N/A

3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
Name	Address
Cart F.Staiger	301 Grant St., Suite 2800, Pittsburgh, PA 15219

49486.1 Certification #: 11580767-1 Page 1 of 4

4. Strike out if inapplicable term ~~A member’s interest in the company is to be evidenced by a certificate of membership interest.~~

5. Strike out if inapplicable: Management of the company is vested in a manager or managers.

6. The specified effective date, if any is: Upon Filing . month date year hour, if any

7. Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8. For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

49486.1

Certification #: 11580767-1 Page 2 of 4

Entity #: 3906088
Date Filed: 04/17/2013
Carol Aichele
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Certificate of Amendment-Domestic

(15 Pa.C.S.)

☐	Limited Partnership (§ 8512)
☒	A Limited Liability Company (§ 8951)

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1. The name of the limited partnership/limited liability company is:
Rice Drilling C LLC

The date of filing of the original Certificate of Limited Partnership/Organization: 09/17/2009

3. Check, and if appropriate complete, one of the following:
☒ The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:
The management of the Company is vested in its Member or Members.

☐ The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

3. Check, and if appropriate complete, one of the following:
☒ The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.
☐ The amendment shall be effective on: at .
Date Hour

49486.1
Certification #: 11580767-1 Page 3 of 4

DSCB:15-8512/8951-2

5. Check if the amendment restates the Certflicate of Limited Partnership/Organization:
☒ The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

49486.1

Certification #: 11580767-1 Page 4 of 4